UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2003

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487
(Address of principal executive offices) (Zip code)

(561) 989-5800
(Registrant’s telephone number, including area code)

Nabi Biopharmaceuticals

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits. The following exhibit is furnished as part of this report.

99	Press Release of Nabi Biopharmaceuticals dated April 23, 2003

Item 9. Regulation FD Disclosure.

The following information is being furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On April 23, 2003, Nabi Biopharmaceuticals (the “Company”) issued a press release announcing its financial results for the first quarter ended March 29, 2003. A copy of the press release is attached to this report as Exhibit 99. The press release includes disclosure of earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure. Pursuant to Regulation G, the Company has provided a presentation of net income, the most directly comparable GAAP financial measure, and a reconciliation of the differences between EBITDA and net income. The Company’s management believes that presentation of EBITDA provides useful information to investors regarding the Company’s financial condition and results of operations because it is a measure of sustainable operating cash flow used by many investors to assess the Company’s profitability from current operations. In particular, EBITDA is important in addressing the Company’s financial ability to support its research and development efforts. However, this measure should be considered in addition to, not as a substitute for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: April 23, 2003	By: /s/ Mark Smith

Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer

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